                 Exhibit 99.1

Alico, Inc. Announces Financial Results for the Second Quarter and Six Months Ended March 31, 2018

Fort Myers, FL, May 7, 2018 - Alico, Inc. (“Alico” or the “Company”) (NASDAQ:ALCO) today announces financial results for the second quarter and six months ended March 31, 2018. For the six months ended, the Company recorded net income of $3.2 million and earnings of $0.39 per diluted common share, compared to net income of $4.1 million and earnings of $0.49 per diluted common share in the prior year. The decrease in net income is primarily due to the impact of Hurricane Irma on the current production season and a valuation allowance resulting in a tax expense of $6.1 million. Partially offsetting this decrease are lower operating expenses and a one-time deferred tax benefit of $10.1 million due to the federal corporate tax rate change enacted on December 22, 2017.

When both periods are adjusted for non-recurring items related to transaction costs, separation and consulting fees, gains on sale of real estate and property and equipment, employee stock compensation expense, net deferred tax and other valuation allowances, the Company incurred an adjusted loss of $0.18 per diluted common share for the six month period ended March 31, 2018, compared to adjusted earnings of $0.43 per diluted common share for the six months ended March 31, 2017. Adjusted EBITDA for the six months ended March 31, 2018 and 2017 was $9.3 million and $18.7 million, respectively. Adjusted free cash flow for the six months ended March 31, 2018 was flat compared to the same period in the prior year, even though Alico increased capital expenditures significantly in 2018 due to a more aggressive tree-planting program.

These financial results reflect the seasonal nature of Alico’s business as impacted by Hurricane Irma. Historically, the second and third quarters of Alico's fiscal year produce the majority of the Company's annual revenue and working capital requirements are typically greater in the first and fourth quarters. Due to Hurricane Irma, in the first six months of fiscal 2018 Alico harvested fruit earlier than in prior years.

On November 16, 2017, Alico announced the Alico 2.0 Modernization Program to aggressively improve the operations of the Company and optimize its return on capital employed through cost reductions, increased efficiencies and disposition of non-performing assets. Since then, Alico’s citrus and ranch operations, including all back office support activities, have been improved through Alico 2.0. Because the program has been successful, Alico will continue to measure the productivity of all of its assets and eliminate costs that will not negatively affect citrus production. Alico 2.0 remains active to improve long-term performance throughout the Company. Consistent with the objectives of Alico 2.0, the Company divested several underperforming assets during the first six months of fiscal 2018.

The Company reported the following financial results:

(in thousands except for per share amounts)
	Three Months Ended March 31, 2018				Six Months Ended March 31, 2018
	2018	2017	Change		2018	2017	Change

Net (loss) income	$(5,530)	$5,884	$(11,414)	NM	$3,208	$4,141	$(933)	(22.5)%
EBITDA (1)	$8,307	$16,408	$(8,101)	(49.4)%	$10,381	$19,643	$(9,262)	(47.2)%
Earnings (loss) per diluted common share	$(0.67)	$0.70	$(1.37)	NM	$0.39	$0.49	$(0.10)	(20.4)%
Net cash provided by (used in) operating activities	$9,438	$14,688	$(5,250)	(35.7)%	$(251)	$(2,749)	$2,498	(90.9)%

(1) See "Non-GAAP Financial Measures" at the end of this earnings release for details regarding these measures.
NM = Not Meaningful

Alico Citrus Division Results

During the six months ended March 31, 2018, Alico Citrus harvested approximately 3.4 million boxes of fruit, a decline of 27.9% from the same period in the prior year. The Early and Mid-Season harvest was completed and those total boxes decreased by 43.7%. Valencia boxes harvested through March 31, 2018 increased by 20.0% over the same period in the prior year because the harvesting season commenced approximately one month earlier than in the prior year due to Hurricane Irma. This will likely result in the Valencia harvesting being completed earlier this year and the Company anticipates operating results to be lower in the third quarter of fiscal 2018, as compared to the same period in the prior year.

As previously announced, Alico continues to estimate its total number of boxes harvested per acre for fiscal year 2018 will decrease by approximately 40-45% due to the impact of Hurricane Irma. The Company expects operating expenses for fiscal year 2018 will remain consistent with fiscal year 2017 on a per acre basis, and the financial benefits of Alico 2.0 will begin to be realized in fiscal year 2019 because growing costs incurred in fiscal 2018 are expensed in the following crop season when fruit is harvested and sold.

Citrus production for the three and six months ended March 31, 2018 and 2017 is summarized in the following table.

(boxes and pound solids in thousands)
	Three Months Ended March 31,				Six Months Ended March 31,
			Change				Change
	2018	2017	Unit	%	2018	2017	$	%
Boxes Harvested:
Early and Mid-Season	597	2,186	(1,589)	(72.7)%	1,811	3,215	(1,404)	(43.7)%
Valencias	1,470	1,225	245	20.0%	1,470	1,225	245	20.0%
Total Processed	2,067	3,411	(1,344)	(39.4)%	3,281	4,440	(1,159)	(26.1)%
Fresh Fruit	24	115	(91)	(79.1)%	97	244	(147)	(60.2)%
Total	2,091	3,526	(1,435)	(40.7)%	3,378	4,684	(1,306)	(27.9)%

Pound Solids Produced:
Early and Mid-Season	3,125	12,510	(9,385)	(75.0)%	9,194	17,950	(8,756)	(48.8)%
Valencias	8,651	7,467	1,184	15.9%	8,651	7,467	1,184	15.9%
Total	11,776	19,977	(8,201)	(41.1)%	17,845	25,417	(7,572)	(29.8)%

Average Pound Solids Per Box:
Early and Mid-Season	5.23	5.72	(0.49)	(8.6)%	5.08	5.58	(0.50)	(9.0)%
Valencias	5.89	6.09	(0.20)	(3.3)%	5.89	6.09	(0.20)	(3.3)%

Price per Pound Solids:
Early and Mid-Season	$2.83	$2.56	$0.27	10.5%	$2.64	$2.55	$0.09	3.5%
Valencias	$2.84	$2.72	$0.12	4.4%	$2.84	$2.72	$0.12	4.4%

Alico Citrus cost of sales decreased to $31.9 million for the six months ended March 31, 2018, compared to $38.5 million for the six months ended March 31, 2017. The decrease is because the Company took a charge for inventory casualty losses in the quarter ended September 30, 2017, due to the impact of Hurricane Irma related to the reduced amount of fruit that was expected to be harvested this season.

Conservation and Environmental Resources Division Results

In January 2018, the Company sold its breeding herd and leased grazing rights on the Alico Ranch to a third party operator. The Company continues to own the property and conduct its long-term water dispersement program and wildlife management programs. As part of the sales transaction, the Company expensed all inventory costs that were accumulated at the date of sale.

Other Corporate Financial Information

General and administrative expenses decreased by $0.2 million to $7.0 million for the six months ended March 31, 2018. The decrease primarily relates to one-time consulting fees incurred in the six months ended March 31, 2017. The decrease was partially offset by an accrual related to a change in our employee paid time-off policy and increased professional fees.

Other expense, net was $2.5 million for the six months ended March 31, 2018, as compared to $2.9 million for the six months ended March 31, 2017. The decrease of $0.4 million is primarily attributable to a reduction of interest expense due to mandatory pay down of long-term debt, as well as a prepayment made on a loan of approximately $4.5 million with proceeds from asset sales.

The Company paid a second quarter cash dividend of $0.06 per share on its outstanding common stock on April 13, 2018 to shareholders of record at March 30, 2018.

At March 31, 2018 the Company had working capital of $43.4 million and had term debt, net of cash and cash equivalents, of $167.7 million.

About Alico

Alico, Inc. is a holding company with assets and related operations in agriculture and environmental resources, including citrus, wildlife management, and water management. Our mission is to create value for shareholders by managing existing assets to their optimal current income and total returns, opportunistically acquiring new assets and producing high quality agricultural products while exercising responsible environmental stewardship. Learn more about Alico (NASDAQ: ALCO) at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products, increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth opportunities; onetime events; acquisitions and divestitures; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Executive Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

ALICO, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share amounts)

	March 31,	September 30,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,022	$3,395
Accounts receivable, net	16,515	4,286
Inventories	27,010	36,204
Assets held for sale	706	20,983
Prepaid expenses and other current assets	2,287	1,621
Total current assets	58,540	66,489

Property and equipment, net	348,017	349,337
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	138	262
Other non-current assets	1,001	848
Total assets	$409,942	$419,182

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,449	$3,192
Accrued liabilities	4,991	6,781
Long-term debt, current portion	5,225	4,550
Other current liabilities	438	1,460
Total current liabilities	15,103	15,983

Long-term debt:
Principal amount, net of current portion	174,536	181,926
Less: deferred financing costs, net	(1,664)	(1,767)
Long-term debt less current portion and deferred financing costs, net	172,872	180,159
Deferred income tax liabilities	22,802	27,108
Deferred gain on sale	26,829	26,440
Deferred retirement obligations	4,097	4,123
Total liabilities	241,703	253,813

Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 and 8,416,145 shares issued and 8,248,449 and 8,238,830 shares outstanding at March 31, 2018 and September 30, 2017, respectively	8,416	8,416
Additional paid in capital	19,050	18,694
Treasury stock, at cost, 167,696 and 177,315 shares held at March 31, 2018 and September 30, 2017, respectively	(6,208)	(6,502)
Retained earnings	142,277	140,033
Total Alico stockholders' equity	163,535	160,641
Noncontrolling interest	4,704	4,728
Total stockholders' equity	168,239	165,369
Total liabilities and stockholders' equity	$409,942	$419,182

ALICO, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Operating revenues:
Alico Citrus	$34,709	$55,667	$51,788	$72,544
Conservation and Environmental Resources	493	337	856	638
Other Operations	398	196	489	463
Total operating revenues	35,600	56,200	53,133	73,645

Operating expenses:
Alico Citrus	26,110	40,923	42,405	55,008
Conservation and Environmental Resources	1,593	761	2,190	1,275
Other Operations	64	—	123	93
Total operating expenses	27,767	41,684	44,718	56,376
Gross profit	7,833	14,516	8,415	17,269
General and administrative expenses	3,073	3,399	6,959	7,187

Income from operations	4,760	11,117	1,456	10,082

Other (expense) income:
Interest expense	(2,239)	(2,374)	(4,494)	(4,701)
Gain on sale of real estate, property and equipment	99	1,396	1,835	1,832
Other income (expense), net	—	66	144	(24)
Total other expense, net	(2,140)	(912)	(2,515)	(2,893)

Income (loss) before income taxes	2,620	10,205	(1,059)	7,189
Provision (benefit) for income taxes	8,150	4,321	(4,267)	3,048

Net (loss) income	(5,530)	5,884	3,208	4,141
Net loss (income) attributable to noncontrolling interests	16	(51)	24	(43)
Net (loss) income attributable to Alico, Inc. common stockholders	$(5,514)	$5,833	$3,232	$4,098

Per share information attributable to Alico, Inc. common stockholders:
Earnings (loss) per common share:
Basic	$(0.67)	$0.70	$0.39	$0.49
Diluted	$(0.67)	$0.70	$0.39	$0.49
Weighted-average number of common shares outstanding:
Basic	8,256	8,327	8,251	8,326
Diluted	8,256	8,327	8,310	8,326

Cash dividends declared per common share	$0.06	$0.06	$0.12	$0.12

ALICO, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Six Months Ended March 31,
	2018	2017

Net cash used in operating activities:
Net income	$3,208	$4,141
Adjustments to reconcile net income to net cash used in operating activities:
Deferred gain on sale of sugarcane land	(282)	(265)
Depreciation, depletion and amortization	6,922	7,796
Deferred income tax provision (benefit)	(4,306)	3,048
Gain on sale of real estate, property and equipment	(1,835)	(1,619)
Non-cash interest expense on deferred gain on sugarcane land	688	707
Stock-based compensation expense	856	835
Other	(300)	153
Changes in operating assets and liabilities:
Accounts receivable	(12,229)	(17,909)
Inventories	9,194	3,434
Prepaid expenses and other assets	(620)	(1,627)
Accounts payable and accrued expenses	(533)	(2,701)
Other liabilities	(1,014)	1,258
Net cash used in operating activities	(251)	(2,749)

Cash flows from investing activities:
Purchases of property and equipment	(7,438)	(5,040)
Proceeds from sale of property and equipment	24,612	2,651
Notes receivable	(379)	—
Other	—	156
Net cash provided by (used in) investing activities	16,795	(2,233)

Cash flows from financing activities:
Repayments on revolving lines of credit	(21,424)	(47,082)
Borrowings on revolving lines of credit	21,424	53,499
Principal payments on term loans	(6,715)	(5,381)
Treasury stock purchases	(206)	(641)
Dividends paid	(988)	(997)
Capital lease obligation payments	(8)	—
Net cash used in financing activities	(7,917)	(602)

Net increase (decrease) in cash and cash equivalents	8,627	(5,584)
Cash and cash equivalents at beginning of the period	3,395	6,625

Cash and cash equivalents at end of the period	$12,022	$1,041

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017

Net income (loss) attributable to common stockholders	$(5,514)	$5,833	$3,232	$4,098
Interest expense	2,239	2,374	4,494	4,701
Provision (benefit) for income taxes	8,150	4,321	(4,267)	3,048
Depreciation, depletion and amortization	3,432	3,880	6,922	7,796
EBITDA	8,307	16,408	10,381	19,643

Transaction costs	12	183	88	201
Stock compensation expense (1)	242	232	473	417
Separation and consulting agreement expense	—	238	188	288
Gains on sale of real estate and property and equipment	(99)	(1,396)	(1,835)	(1,832)

Adjusted EBITDA	$8,462	$15,665	$9,295	$18,717

Adjusted Earnings (Loss) Per Diluted Common Share
(in thousands)
	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017

Net income (loss) attributable to common stockholders	$(5,514)	$5,833	$3,232	$4,098
One-time deferred tax adjustment due to new tax legislation	1,250	—	(10,077)	—
Valuation allowance on capital loss carryforward	6,060	—	6,060	—
Transaction costs	12	183	88	201
Stock compensation expense (1)	242	232	473	417
Separation and consulting agreement expense	—	238	188	288
Gains on sale of real estate and property and equipment	(99)	(1,396)	(1,835)	(1,832)
Tax impact	84	315	388	393

Adjusted net income (loss)	$2,035	$5,405	$(1,483)	$3,565

Diluted common shares	8,256	8,327	8,310	8,326

Adjusted Earnings (Loss) per Diluted Common Share	$0.25	$0.65	$(0.18)	$0.43

(1) Includes stock compensation expense for current and former executives.

Adjusted Free Cash Flow
(in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2018	2017	2018	2017
Net cash provided by (used in) operating activities	$9,438	$14,688	$(251)	$(2,749)
Adjustments for non-recurring items:
Transaction costs	12	183	88	201
Separation and consulting agreement expense	—	238	188	288
Tax impact	(3)	(178)	(68)	(207)
Capital expenditures	(3,877)	(2,683)	(7,438)	(5,040)
Adjusted Free Cash Flow	$5,570	$12,248	$(7,481)	$(7,507)

Alico utilizes the non-GAAP measures Adjusted EBITDA, Adjusted Earnings (Loss) per Diluted Common Share and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that Adjusted EBITDA, Adjusted Earnings (Loss) per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provides useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and helps investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. Adjusted EBITDA is defined as earnings (loss) before interest expense, provision (benefit) for income taxes, and depreciation and amortization adjusted for non-recurring transactions or transactions that are not indicative of our core operating results, such as gains or losses on sales of real estate and property and equipment. Adjusted Earnings (Loss) per Diluted Common Share is defined as net income (loss) adjusted for non-recurring transactions divided by diluted common shares. Adjusted Free Cash Flow is defined as cash provided by (used in) operating activities adjusted for non-recurring transactions less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.